                                                                  Exhibit No. 25

                               POWER OF ATTORNEY
                               -----------------


Re:  1994 Annual Report on Form 10-K -


       I, James E. Marley, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, GEORGE A. LORCH or, in the case of his absence or inability to act as such, E. ALLEN DEAVER, my agent, to sign in my name and in my behalf the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.



                                      /s/ James E. Marley
                                 -----------------------------------
                                          James E. Marley



Dated  February 27, 1995
      -------------------

                                (Exhibit No. 25)


All powers of attorney required to be filed are substantially identical in all material respects. Therefore, in accordance with SEC Regulation 229.601(a) Instruction 2, only the foregoing copy is being included except, however, that the manually signed copy filed with the Securities and Exchange Commission includes a complete set of powers of attorney.

All powers of attorney differ only from the form of the foregoing in that they are executed by the following parties in the capacities indicated on or about February 22, 1995, and the power by E. Allen Deaver appoints George A. Lorch only as his agent:

     William J. Wimer    Senior Vice-President, Finance, and
                           Treasurer
                           (Principal Financial Officer)
     Bruce A. Leech, Jr. Controller
                           (Principal Accounting Officer)
     Van C. Campbell     Director
     E. Allen Deaver     Director
     Ursula F. Fairbairn Director
     Michael C. Jensen   Director
     James E. Marley     Director
     Robert F. Patton    Director
     J. Phillip Samper   Director
     Jerre L. Stead      Director

                                (Exhibit No. 25)






I, L. A. Pulkrabek, Senior Vice-President and Secretary of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that, at a meeting of the Board of Directors of said corporation duly held on the 27th day of February, 1995, at which a quorum was present and acting throughout, the following resolutions were adopted and are now in full force and effect:

          RESOLVED That the 1994 annual report on Form 10-K in the form presented to this meeting has been reviewed by the Board of Directors; and the execution thereof on behalf of the Company by George A. Lorch or
     E. Allen Deaver, with such changes therein and additions or deletions thereto as either of them and the legal counsel to the Company may approve, and the filing thereof with the Securities and Exchange Commission after being so executed by the requisite number of directors personally or by their respective attorneys-in-fact, are hereby authorized.

          FURTHER RESOLVED That the execution of the 1994 annual report on Form 10-K by George A. Lorch, Bruce A. Leech, Jr. and the then acting Chief Financial Officer, personally or by their respective attorneys-in-fact, as principal executive officer, principal accounting officer, and principal financial officer, respectively, of the Company, is hereby authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 24th day of March, 1995.



                                         /s/ L. A. Pulkrabek
                                     --------------------------------------
                                         Sr. Vice President & Secretary